 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 11, 2005

NATIONAL INVESTMENT MANAGERS INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51252	59-2091510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Third Avenue, 14th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(212) 355-1547
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sales of Equity Securities

On November 11, 2005, 12 accredited investors (the “B Investors”) purchased an aggregate of 850,000 shares of Series B Cumulative Convertible Preferred Stock (the “B Preferred Stock”) at $1.00 per share for an aggregate purchase price of $850,000. In addition, also on November 11, 2005, three accredited investors (the “C Investors”) purchased an aggregate of 833,334 shares of Series C Cumulative Convertible Preferred Stock (the “C Preferred Stock”) at $6.00 per share for an aggregate purchase price of $5,300,004. To date, National Investment Managers, Inc. (the “Company”) has raised an aggregate of $9,115,004 in connection with the sale of its B Preferred Stock that closed on October 18, 2005 and the sale of the B Preferred Stock and C Preferred Stock on November 11, 2005 The funds raised will be utilized by the Company for working capital and acquisitions.

Series B Private Placement

Each share of B Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of the Company (“Common Stock”). The B Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company’s securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock.  Holders of the B Preferred Stock are entitled to receive, when declared by the Company’s board of directors, annual dividends of $0.12 per share of B Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the B Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the “Dividend VWAP”); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the B Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the B Preferred Stock will have the right to vote together with holders of Common Stock, the Series A Preferred Stock and the C Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company’s Board of Directors. Each share of B Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

Series C Private Placement

Each share of C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of Common Stock. The C Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company’s securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock.  Holders of the C Preferred Stock are entitled to receive, when declared by the Company’s board of directors, annual dividends of $0.72 per share of C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if the Company is unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the C Investors piggyback registration rights and has agreed to file a registration statement registering the shares of common stock issuable upon conversion of the C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing.

In addition to any voting rights provided by law, holders of the C Preferred Stock will have the right to vote together with holders of Common Stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company’s Board of Directors. Each share of C Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The B Investors and C Investors have contractually agreed to restrict their ability to convert the preferred stock and receive shares of Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

The shares of B Preferred Stock and C Preferred Stock were offered and sold to the B Investors and C Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the B Investors and C Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Index of Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Cumulative Convertible Preferred Stock (1)
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C Cumulative Convertible Preferred Stock
4.1	Form of Subscription Agreement for Series B Cumulative Convertible Preferred Stock (1)
4.2	Form of Subscription Agreement for Series C Cumulative Convertible Preferred Stock
________________________________________

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.

Date: November 14, 2005	By:	/s/ Richard Stierwalt
Richard Stierwalt President and Chief Executive Officer